EXHIBIT 4.1i

                                  May 26, 2000


Emanuel N. Logothetis, Chairman
Joule, Inc.
1245 Route 1 South
Edison, New Jersey 08837

         Re:      Summit Bank (the "Lender") to
                  Joule, Inc. (the "Borrower")

Dear Mr. Logothetis:

     Reference is made to a certain Loan and Security Agreement dated as of February 20, 1991, as amended from time to time (the "Loan Agreement"), by and between the Borrower and the Lender. All capitalized terms used, but not specifically defined herein, shall have the meaning provided for such terms in the Loan Agreement.

     The Borrower has requested and the Lender has agreed to extend the Termination Date in the Loan Agreement as set forth herein. Therefore, the parties agree as follows:

     1. As of the date hereof, Article I, Section 1.1 (ll) of the Loan Agreement, is hereby amended and modified to read as follows:

     (ll) "Termination Date" shall mean May 31, 2001.

     2. In furtherance of the foregoing, any and all references to a "maturity date" or to the date on which the Loan matures and/or expires in any and all Loan Documents is hereby amended and modified to delete the existing maturity date of "May 31, 2000" and insert a new maturity date of "May 31, 2001" in their place and stead.

     3. The Borrower and Corporate Guarantors hereby agree with, reaffirm and acknowledge the representations and warranties contained in the Loan Agreement, Corporate Guaranty Agreements and any and all amendments and/or modifications thereto. Furthermore, the Borrower and Corporate Guarantors represent that the representations and warranties contained in the Loan Agreement, Corporate Guaranty Agreements and any and all amendments and/or modifications thereto continue to be true and in full force and effect. All Obligations of the Borrower to the Lender are due without any offset, defenses, counterclaims or recoupment whatsoever.

     4. All other terms and conditions of the Loan Agreement and any and all amendments and/or modifications thereto, and any and all exhibits and schedules annexed thereto and all other writings submitted by the Borrower to the Lender pursuant thereto, shall remain unchanged and in full force and effect.

Emanuel N. Logothetis, Chairman
Joule, Inc.
May 26, 2000
Page 2

     5. This letter amendment shall not constitute a waiver or modification of any of the Lender's rights and remedies or of any of the terms, conditions, warranties, representations or covenants contained in the Loan Agreement and any and all amendments and/or modifications thereto, except as specifically set forth above, and the Lender hereby reserves all of its rights and remedies pursuant to the Loan Agreement and any and all amendments and/or modifications thereto and applicable law.

     6. This letter amendment may be executed in any number of counterparts, each of which, when taken together, shall be deemed one and the same instrument.

     Kindly indicate the agreement of the Borrower and Corporate Guarantors with the terms and conditions of this letter amendment by countersigning in the space provided below, and returning a countersigned copy of this letter amendment to the undersigned. This letter amendment shall become null and void unless a countersigned copy is returned within fourteen (14) days from the date hereof.


                                           Very truly yours,

                                           SUMMIT BANK


                                           By:      Cynthia Colucci
                                                    ---------------------
                                                    Cynthia Colucci,
                                                    Vice President


Accepted and agreed as of this
thirty first day of May, 2000:



BORROWER:

JOULE, INC.



By:   Emanuel Logothetis
      ------------------------------
      Name:    Emanuel Logothetis
      Title:   Chairman of the Board

Emanuel N. Logothetis, Chairman
Joule, Inc.
May 26, 2000
Page 3

CORPORATE GUARANTORS:

JOULE MAINTENANCE CORPORATION,
a New Jersey corporation


By:   Emanuel Logothetis
      ------------------------------
      Name:    Emanuel Logothetis
      Title:   Chairman of the Board



JOULE TECHNICAL SERVICES, INC.,
a New Jersey corporation


By:   Emanuel Logothetis
      ------------------------------
      Name:    Emanuel Logothetis
      Title:   Chairman of the Board




JOULE TECHNICAL STAFFING, INC.,
a New Jersey corporation


By:   Emanuel Logothetis
      ------------------------------
      Name:    Emanuel Logothetis
      Title:   Chairman of the Board